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                                                                     EXHIBIT (j)



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", and "Independent Auditors" and to the use of our report dated May 19, 2003 in the Registration Statement (Form N-1A) of Calamos Investment Trust and its incorporation by reference in the prospectus of Calamos Investment Trust, filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 31 to the Registration Statement under the Securities Act of 1933 (File No. 33-19228) and in this Amendment No. 34 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5443).



                                            /s/ ERNST & YOUNG LLP



Chicago, Illinois
July 30, 2003